Exhibit 1.1

BioDelivery Sciences International, Inc.

Placement Agency Agreement

November 27, 2012

William Blair & Company, L.L.C.,

222 West Adams Street

Chicago, Illinois 60606

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell (i) an aggregate of 6,791,887 shares of common stock, par value $.001 per share, of the Company (“Common Stock”) and (ii) an aggregate of up to 2,709,300 shares of Series A Non-Voting Preferred Stock, par value $.001 per share, of the Company (the “Preferred Stock”) to certain investors (each an “Investor”), in an offering under its registration statement on Form S-3 (Registration No. 333-179257). The aggregate of up to 6,791,887 shares of Common Stock to be sold by the Company, the up to 2,709,300 shares of Preferred Stock to be sold by the Company and the shares of Common Stock issuable upon conversion of the Preferred Stock are herein collectively called the “Shares.” The Company desires to engage William Blair & Company, L.L.C. (“William Blair”), JMP Securities LLC (“JMP”) and Roth Capital Partners, LLC (“Roth”) in connection with such issuance and sale of the Shares.

1. The Company represents and warrants to, and agrees with, the Placement Agents (as defined below) that:

(A) A registration statement on Form S-3 (File No. 333-179257) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Placement Agents, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to the Placement Agent, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, and any preliminary prospectus supplement to the base prospectus included in the Initial Registration Statement and filed with the Commission pursuant to Rule 424(b) under the Act, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Act, including the base prospectus included in the Initial Registration Statement as supplemented by any preliminary prospectus supplement thereto, is hereinafter called a “Preliminary Prospectus.”

The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus, including any prospectus supplement thereto, filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, and deemed by virtue of Rule 430B or Rule 430C under the Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the Preliminary Prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement.”

The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(D) hereof) is hereinafter called the “Pricing Prospectus.”

The Pricing Prospectus, including the base prospectus in the Registration Statement and any prospectus supplement thereto, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus.”

Any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 405 under the Act prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

The Pricing Prospectus, together with the information included in Schedule I(a) hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed pursuant to Rule 433 under the Act, is hereinafter called the “Pricing Disclosure Package”;

(B) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Each Preliminary Prospectus, at the time of filing thereof, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agents, expressly for use therein (the “Placement Agent Information”);

(C) Each document incorporated by reference in the Pricing Disclosure Package and the Prospectus, when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further document so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such document becomes effective or is filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Placement Agent Information;

(D) For the purposes of this Placement Agency Agreement (this “Agreement”), the “Applicable Time” is 6:15 p.m. (Eastern time) on the date of this Agreement. The Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package in reliance upon and in conformity with the Placement Agent Information;

(E) The Registration Statement, (a) at the time it initially became effective, (b) at the time of each amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (c) at the time of the first contract of sale for the Shares, and (d) as of the Closing Date (as defined in Section 4 below), conformed and will conform, and the Prospectus (a) on its date, (b) at the time of filing the Prospectus pursuant to Rule 424(b), and (c) as of the Closing Date, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Placement Agent Information;

(F) Except as set forth, incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) none of the Company or any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court or arbitrator or governmental or regulatory authority; (ii) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(G) Except as set forth, incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and Prospectus, the Company and its subsidiaries do not own any real property and have good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(H) The Company and each of its subsidiaries (i) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdiction of organization, and have all power and authority necessary to own their respective properties and conduct their businesses as described in the Pricing Disclosure Package, and (ii) have been duly qualified for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties or conduct any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not have a Material Adverse Effect. The foregoing representation and warranty shall not cover Bioral Nutrient Delivery, LLC, a Delaware limited liability company (“BND”). As of the date hereof, BND is an inactive, majority owned and controlled subsidiary of the Company, and has no operations, assets or liabilities;

(I) The Company has an authorized capitalization as set forth in the Pricing Prospectus in the column entitled “Actual” under the caption “Capitalization”; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Shares contained in the Pricing Prospectus and Prospectus; except for BND, all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims; and none of the issued shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company;

(J) The unissued Shares to be issued and sold by the Company to the Investors hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Shares contained in the Prospectus; and the issuance of the Shares will not violate any preemptive or other similar rights of any security holder of the Company;

(K) The execution, delivery and performance of the Company of this Agreement, the issue and sale of the Shares and the compliance by the Company with the terms of this Agreement and the consummation of the transactions contemplated thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (ii) result in any violation of the provisions of the Company’s Certificate of Incorporation, as amended, Amended and Restated Bylaws, or similar organizational documents of the Company or any of its subsidiaries or any law, statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their properties. No consent, approval, authorization, order, registration or qualification of or with any such court or arbitrator or governmental or regulatory agency or authority is required for the execution, delivery and performance by the Company of this Agreement, the issue and sale of the Shares and compliance by the Company with the terms of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, except (i) the registration under the Act of the Shares, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws, and (iii) the approval of the Financial Industry Regulatory Agency, Inc. (“FINRA”) of the terms and arrangements in connection with the purchase and distribution of the Shares by the Investors;

(L) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(M) The statements set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011 under the captions “Description of Business—Overview of “Specialty Pharmaceuticals” and the 505(b)(2) Regulatory Pathway” and “Description of Business—Government Regulation,” insofar as they purport to describe the provisions of laws, regulations, and documents referred to therein, are accurate, complete and fair in all material respects;

(N) Except as set forth, incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or of which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental or regulatory authorities or by others;

(O) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Disclosure Package, none of them will not be, an “investment company” or an entity “controlled” by an “investment company”, as each such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(P) The Company was not at the time of filing the Initial Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Shares, is not on the date hereof and will not be as of the Closing Date an “ineligible issuer,” as defined under Rule 405 under the Act, and the Company has been since the time of the initial filing of the Initial Registration Statement and continues to be eligible to use Form S-3 for the offering of the Shares;

(Q) Cherry, Bekaert & Holland, L.L.P., which has certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(R) The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Company’s internal control over financial reporting is effective and there are no material weaknesses or significant deficiencies in its internal control over financial reporting;

(S) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(T) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective;

(U) The Company and its subsidiaries own, possess, have a license to or have adequate rights to use on reasonable terms, all patents, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, or other intellectual property including registrations and applications for registration thereof (collectively “Intellectual Property”) necessary to carry on the business now operated by them or as described in the Pricing Disclosure Package to be operated by them. Except as set forth, incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and the Prospectus (i) to the Company’s knowledge, after due investigation, there are no rights of third parties to any such Intellectual Property except as to third parties who have granted the Company a license thereto, (ii) to the Company’s knowledge, after due investigation, there is no material infringement, misappropriation or other violation by third parties of any such Intellectual Property, (iii) neither the Company nor any of its subsidiaries has received any notice of or is otherwise aware of any infringement or misappropriation of, or conflict with, asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or unenforceable in whole or in part, or otherwise inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity, unenforceability or inadequacy, in whole or in part, that would, individually or in the aggregate, result in a Material Adverse Effect, (iv) to the Company’s knowledge, after due investigation, none of the Intellectual Property used by the Company in its business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or in violation of the rights of any third parties, (v) the Company is not aware of any facts that it believes would form a reasonable basis for a successful challenge that any of its employees are in or have ever been in violation of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where such violation relates to such employee’s breach of a confidentiality obligation, obligation to assign to the company Intellectual Property, or obligation not to use third party Intellectual Property or other proprietary rights on behalf of the Company; and (vi) the Company is not a party to or bound by any options, licenses or other agreements with respect to the Company’s or any third party’s Intellectual Property that are required to be set forth on the Prospectus, but are not described in all material respects in the Prospectus;

(V) Except in each case as set forth, incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries (i) are and at all times have been in material compliance with all federal, state, local and foreign statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, handling, marketing, labeling, advertising, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, subject to an approved New Drug Application, or manufactured or distributed by or on behalf of the Company or its subsidiaries, including, without limitation, the Federal Food, Drug, and Cosmetic Act and the Controlled Substances Act (“Industry Laws”); (ii) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other similar correspondence or notice from the U.S. Food and Drug Administration (the “FDA”), the Drug Enforcement Administration (the “DEA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Industry Laws or any licenses, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Industry Laws (“Healthcare Permits”); (iii) possess all material Healthcare Permits, which are valid and in full force and effect, and are not in material violation of any term of any such Healthcare Permit, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any Healthcare Permit or results in any other material impairment of the rights of the holder of any Healthcare Permit; (iv) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA, DEA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Industry Laws or Healthcare Permits, and have no knowledge that the FDA, DEA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) have not received notice that the FDA, DEA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Healthcare Permit, and have no knowledge that the FDA, DEA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Industry Laws or Healthcare Permits, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) have not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, correction, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the knowledge of the Company, no third party has initiated, conducted or intends to initiate any such notice or action.

(W) (i) To the Company’s knowledge, the preclinical and clinical trials conducted by or on behalf of the Company and its subsidiaries were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Industry Laws and Healthcare Permits; (ii) the descriptions of the results of such studies, tests and trials contained or incorporated by reference in the Pricing Disclosure Package are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; (iii) except to the extent disclosed in each of the Pricing Disclosure Package, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Pricing Disclosure Package when viewed in the context in which such results are described and the clinical state of development; and (iv) except as set forth, incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and the Prospectus, since December 31, 2007, the Company has not received any notices or correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(X) (i) Each of the Company and its subsidiaries and, to the knowledge of the Company, their directors, officers, employees, and agents is, and at all times has been, in material compliance with all applicable healthcare laws and regulations, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), and the Food Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws, and any other state or federal law, accreditation standards, regulation, guidance document, manual provision, program memorandum, opinion letter, or other issuance which regulates kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care or pharmaceutical services (collectively, the “Health Care Laws”); (ii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, employee or affiliate of the Company or any of its subsidiaries, have committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other governmental or regulatory authority to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” or similar policies, set forth in any Health Care Law; (iii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, employee or affiliate of the Company or any of its subsidiaries has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under any Health Care Law, including, without limitation, 21 U.S.C. Section 335a; (iv) no claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion are pending or, to the knowledge of the Company, threatened, against the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent, employee or affiliate of the Company or any of its subsidiaries; (v) neither the Company nor any of its subsidiaries has received any notification, correspondence or any other written or oral communication from any governmental or regulatory entity (including, without limitation, the FDA, DEA, the Centers for Medicare and Medicaid Services, and the Department of Health and Human Services Office of Inspector General) of potential or actual material non-compliance by, or liability of, the Company or any of its subsidiaries under any Health Care Law; (vi) neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory entity; and (vii) the manufacture of Company’s and its subsidiaries products by or on behalf of the Company and/or its subsidiaries is being conducted in compliance in all material respects with all applicable Laws, including, without limitation, the FDA’s current good manufacturing practice regulations for products in the United States, and the respective counterparts thereof promulgated by governmental and regulatory authorities in countries outside the United States;

(Y) (i) The financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the financial position at the dates indicated and the cash flows and results of operations for the periods indicated of the Company and its consolidated subsidiaries (the Placement Agents are advised, however (but without qualification or exception to the foregoing representation) that, as disclosed in Part II, Item 5 to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2012, the Company has received comment letters from, and is presently engaged in discussion with, the staff of the Commission regarding the Company’s recognition of revenue under its January 2012 agreement with Endo Pharmaceuticals, Inc. and that no resolution to such comments is in place as of the date of this Agreement); (ii) except as otherwise stated in the Registration Statement, the Pricing Prospectus and the Prospectus, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; and the supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information required to be stated therein (iii) no other financial statements or supporting schedules are required to be included in the Registration Statement and (iv) the other financial and related statistical information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries, presents fairly in all material respects the information included therein and has been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and the books and records of the respective entities presented therein;

(Z) There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(AA) Since the date as of which information is given or incorporated by reference in the Pricing Prospectus, and except as may otherwise be set forth, incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and the Prospectus, the Company has not (i) issued or granted any securities, other than pursuant to employee benefit plans, stock option plans or other employee compensation plans disclosed in the Pricing Prospectus or pursuant to outstanding options, rights or warrants, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividends on its capital stock;

(BB) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Regulation D of, the Act, other than (i) shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, or (ii) as set forth, incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and the Prospectus;

(CC) There are no contracts or other documents which are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required;

(DD) Except as described in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Placement Agents for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(EE) Except as set forth, incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(FF) The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise effectively waived;

(GG) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(HH) Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(II) The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(JJ) Neither the Company nor any of its subsidiaries nor any director, officer, agent or employee of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(KK) The statistical and market-related data included in the Pricing Disclosure Package are based on or derived from sources which the Company believes are reliable and accurate;

(LL) No “nationally recognized statistical rating organization,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act has issued a rating on the credit of the Company or any debt securities or preferred stock of the Company;

(MM) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company and its subsidiaries reasonably believe is adequate for the conduct of their respective businesses and the value of their respective properties; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying coverage or defending under a reservation of rights clause, except as would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(NN) The Company and its subsidiaries have filed all foreign, federal, state and local tax returns required to be filed by them through the date hereof, or have duly requested extensions thereof, and have paid all taxes shown as due thereon, and all such tax returns are true and correct in all material respects. No deficiencies for taxes of the Company or its subsidiaries have been assessed by a tax authority, and no deficiencies for taxes of the Company or its subsidiaries have, to the Company’s knowledge, been proposed by a tax authority, except for such deficiencies as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(OO) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have such permits, licenses, patents, franchises, exemptions, clearances, approvals, registrations, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Prospectus and the Prospectus; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits and all such Permits are in full force and effect; and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits;

(PP) Except as set forth, incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be disclosed in the Pricing Prospectus and the Prospectus pursuant to Section 404 of Regulation S-K;

(QQ) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, manufacturers, contractors or customers, in each case except as could not reasonably be expected to have a Material Adverse Effect; and

(RR) Except as disclosed in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate be reasonably expected to have a Material Adverse Effect; and the Company is unaware of any pending investigation which might lead to such a claim.

2. (a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, William Blair shall be the Company’s sole lead placement agent and JMP and Roth shall each be a co-placement agent (in such capacity, together, the “Placement Agents,” “you” or similar terminology), on a reasonable best efforts basis, in connection with the issuance and sale by the Company of the Shares to the Investors in a proposed offering under the Registration Statement, with the terms of the offering to be subject to market conditions and negotiations between the Company, the Placement Agents and the prospective Investors (such offering shall be referred to herein as the “Offering”). The Company may also, in its sole discretion, retain (and compensate with the proceeds of the offering) FINRA member financial advisors in connection with the proposed offering. As compensation for services rendered, and provided that any of the Shares are sold to Investors in the Offering, on the Closing Date (as defined below), the Company shall pay to the Placement Agents an amount in the aggregate equal to the placement fee set forth in Schedule II hereto (the “Placement Fee”). The Placement Fee shall be allocated among the Placement Agents as they may agree. Additionally, the Company shall pay to William Blair an amount equal to the corporate finance fee set forth on Schedule III hereto (the “Corporate Finance Fee”). The sale of the Shares shall be made pursuant to a form of Subscription Agreement to be entered into between the Company and each Investor, in the form included as Exhibit A hereto (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”), on the terms described therein. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part. Notwithstanding the foregoing, it is understood and agreed that the Placement Agents or any of their respective affiliates may, solely at their discretion and without any obligation to do so, purchase Shares as principal; provided, however, that any such purchases by the Placement Agents (or their respective affiliates) shall be fully disclosed to the Company and approved by the Company in accordance with the previous sentence.

(b) This Agreement shall not give rise to any commitment by the Placement Agents to purchase any of the Shares, and the Placement Agents shall have no authority to bind the Company to accept offers to purchase the Shares. Each of the Placement Agents shall act on a reasonable best efforts basis and does not guarantee that it will be able to raise new capital in the Offering. The Placement Agents may retain other brokers or dealers to act as sub-agents on their behalf in connection with the Offering, the fees of which shall be paid out of the Placement Fee. Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall coordinate its efforts with respect the offering of the Shares with the Placement Agents, although the Company shall be free to communicate with potential Investors without the knowledge or presence of the Placement Agents.

3. [Intentionally Omitted.]

4. (a) Payment of the purchase price for, and delivery of, the Shares shall be made at a closing (the “Closing”) to occur on or before December 3, 2012 or on such other date as may be agreed upon in writing by William Blair and the Company (the “Closing Date”), and of which each Investor will be notified in advance by William Blair, in accordance with Rule 15c6-1 promulgated under the Exchange Act. At the Closing, the Shares to be purchased by each Investor hereunder, in uncertificated form, and in such authorized denominations and registered in such names as the Investor may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Investor through the facilities of the Depository Trust Company (“DTC”) or its designated custodian (the “Custodian”), for the account of each Investor, or at the option of the Investor, through physical delivery of the Shares, in each case against payment by or on behalf of each Investor of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian to the Investor at least forty-eight hours in advance. If the Company shall default in its obligations to deliver the Shares to an Investor whose offer it has accepted, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim or damage incurred by the Placement Agents arising from or as a result of such default by the Company.

(b) The documents to be delivered at the Closing by or on behalf of the parties hereto pursuant to Section 8 hereof, including any additional documents requested by the Placement Agents pursuant to Section 8(k) hereof, will be delivered at the offices of Latham & Watkins LLP, 233 S. Wacker Drive, Suite 5800, Chicago, IL 60606 or remotely by facsimile or e-mail/.pdf transmission, as agreed to by the Company and the Placement Agents, and the Shares will be delivered to the Custodian, all as of the Closing. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Placement Agents:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date which shall be reasonably disapproved by William Blair promptly after reasonable notice thereof (other than an amendment or supplement which the Company believes, based on advice of legal counsel, it is required by law to file or use); to file in a timely manner all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof if requested by you; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(c) Prior to 10:00 a.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Placement Agents with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Placement Agents and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request under the circumstances of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Placement Agents are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Placement Agents, to prepare and deliver to the Placement Agents as many written and electronic copies as you may reasonably request under the circumstances of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its security holders (which may be satisfied by filing with the Commission’s Electronic, Gathering, Analysis and Retrieval System (“EDGAR”)) as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) To reserve and keep available at all times a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock issuable upon conversion of the Preferred Stock;

(f) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(g) To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the NASDAQ Capital Market (the “Exchange”); and

(h) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

6. The Company agrees with the Placement Agents that:

(a) Without the prior consent of William Blair, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Placement Agents represent and agrees that, without the prior consent of the Company and the Placement Agent, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Placement Agents is listed on Schedule I(b) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) If at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to William Blair and, if requested by William Blair, will prepare and furnish without charge to the Placement Agents an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Placement Agent Information.

7. The Company covenants and agrees with the Placement Agents that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Placement Agents and dealers; (ii) the cost of printing or producing any of this Agreement, Closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) the customary, accountable out-of-pocket expenses of the Placement Agents in connection with its services hereunder, up to a maximum of $10,000; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood and agreed that, except as provided in this Section and Sections 9 and 12 hereof, in connection with hosting meetings with prospective purchasers of the Shares and investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, the Company and the Placement Agents will each pay their own costs associated with travel, hotel accommodations and any other costs and expenses. It is understood, however, that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Placement Agents will pay all of their own costs and expenses, including without limitation the fees of its counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Placement Agents hereunder, as to the Shares to be delivered at the Closing, shall be subject, in the discretion of William Blair, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing, true and correct, the condition that the Company shall have performed all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the

Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Placement Agents, shall have furnished to you such written opinion or opinions, dated as of the Closing Date, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Ellenoff Grossman & Schole LLP, corporate and securities counsel for the Company, shall have furnished to you and the Investors their written opinions, addressed to you and the Investors and dated as of the Closing Date, in form and substance satisfactory to you.

(d) McCarter & English, LLP, intellectual property counsel for the Company, shall have furnished to you and the Investors their written opinion, addressed to you and the Investors and dated as of the Closing Date, in form and substance satisfactory to you.

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also as of the Closing Date, Cherry, Bekaert & Holland, L.L.P. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses and the Prospectus;

(f) (i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court or arbitrator or regulatory authority, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, business, properties, management, financial position, stockholders’ equity, results of operations or prospects (as such prospects are described in the Pricing Disclosure Package) of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing on the terms and in the manner contemplated in the Prospectus;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing on the terms and in the manner contemplated in the Prospectus;

(h) The Shares to be sold at the Closing shall have been duly listed, subject to notice of issuance, on the Exchange;

(i) [Intentionally Omitted];

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of copies of the Prospectus on the second New York Business Day next succeeding the date of this Agreement; and

(k) The Company shall have furnished or caused to be furnished to the Placement Agents at the Closing certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Closing, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section.

9. (a) The Company will indemnify and hold harmless the Placement Agents against any losses, claims, damages or liabilities, joint or several, to which the Placement Agents may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (the “Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; and will reimburse the Placement Agents for any reasonable legal or other expenses reasonably incurred by the Placement Agents in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with the Placement Agent Information.

(b) Each Placement Agent, severally and not jointly, will indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Placement Agents), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated

therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information concerning such Placement Agent Information furnished in writing by or on behalf of the Placement Agents to the Company by the Placement Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. Notwithstanding the provisions of this Section 9(b), in no event shall any indemnity by any Placement Agents under this Section 9(b) exceed its pro rata share of the Placement Fee.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. No indemnifying party shall, without the written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total Placement Fee received by the Placement Agents, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Placement Agents shall not be required to contribute any amount in excess of the amount by which the total Placement Fee exceeds the amount of any damages which such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Placement Agents within the meaning of the Act and each broker-dealer affiliate of the Placement Agents; and the obligations of the Placement Agents under this Section 9 shall be in addition to any liability which the Placement Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. [Intentionally Omitted.]

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Placement Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Placement Agent or any controlling person of the Placement Agent, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. If any condition specified in Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agents by notice to the Company at any time on or prior to the Closing Date. Upon such termination, the Company shall then not be under any liability to the Placement Agent except as provided in Sections 7 and 9 hereof.

13. [Intentionally Omitted.]

14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Placement Agents shall be delivered or sent by mail, nationally recognized overnight courier, telex or facsimile transmission to you as the Placement Agents in care of William Blair & Company, L.L.C., 222 West Adams Street, Chicago, IL 60606, Fax Number: (312) 551-4646, Attention: General Counsel; and if to the Company shall be delivered or sent by mail, nationally recognized overnight courier, or facsimile transmission with a copy sent by E-mail to the address of the Company set forth in the Registration Statement, Attention: General Counsel.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Placement Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Placement Agents to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Placement Agents and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or the Placement Agents, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares shall be deemed a successor or assign by reason merely of such purchase. Notwithstanding the foregoing, the Investors are relying on the representations, warranties, covenants and agreements made by the Company under, and are intended third party beneficiaries of, this Agreement.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, DC is open for business.

17. The Company acknowledges and agrees that (i) the Placement Agents have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Placement Agents have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (ii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Placement Agents, or any of them, has, in connection with the transactions contemplated hereby, rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company and the Placement Agents with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20. The Company and the Placement Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Such counterparts may be delivered by facsimile or by e-mail delivery of a “pdf” format data file, which counterparts shall be valid as if original and which delivery shall be valid delivery thereof

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Placement Agents imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

24. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof shall constitute a binding agreement among the Placement Agents and the Company.

[Signature Pages Follow]

Very truly yours,

BioDelivery Sciences International, Inc.

By:	/s/ Mark A. Sirgo
Name: Mark A. Sirgo
Title: President and Chief Executive Officer

William Blair & Company, L.L.C.

By:	/s/ Brent Felitto

Name:	Brent Felitto

Title:	Principal

JMP Securities LLC

By:	/s/ Stephen P. Ortiz

Name:	Stephen P. Ortiz

Title:	Managing Director

Roth Capital Partners

By:	/s/ Aaron Guerwitz

Name:	Aaron Guerwitz

Title:	Head of Capital Markets

SCHEDULE I

(a)	Number of shares of Common Stock: 6,791,887

Initial price to public: $4.21

Number of shares of Preferred Stock: 2,709,300

Initial price to public: $4.21

(b)	Issuer Free Writing Prospectuses: None.

SCHEDULE II

The Placement Fee shall be an amount in the aggregate equal to 4% of the gross proceeds received by the Company from the sale of the Shares other than Shares sold to one existing institutional investor of the Company identified by the Company to the Placement Agents prior to execution of this Agreement.

SCHEDULE III

The Corporate Finance Fee shall be an amount in the aggregate equal to 0.5% of the gross proceeds received by the Company from the sale of the shares sold to existing institutional investors of the Company identified by the Company to William Blair prior to the execution of this Agreement.

Exhibit A

Form of Subscription Agreement

[attached hereto]